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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data of Cardiometrics" and to the use of our report dated February 17, 1997, except as to Note 10, as to which the date is May 20, 1997, included in the Proxy Statement of Cardiometrics, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Endosonics Corporation for the registration of shares of its common stock.

                                            /s/ Ernst & Young LLP

Palo Alto, California
June 11, 1997